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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        December 14, 1995


                      AMERITECH CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State of other jurisdiction of incorporation)


      1-8612                                           36-3251481
  Commission File Number                     IRS Employer ID. No.

         30 South Wacker Drive, Chicago, Illinois 60606
           (Address of principal executive offices)

Registrant's telephone number, including area code: (312)750-5000

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Item 5. Other Events

     On December 14, 1995, a consortium of Ameritech International, Inc., wholly owned by Ameritech Corporation, Tele Danmark A/S and Singapore Telecommunications Limited was notified by the Belgian government that it had been selected as the strategic partner for Belgacom S.A., the national telecommunications operator of Belgium. The consortium bid 73.3 billion Belgian francs, or approximately $2.5 billion, for the purchase of a 49.9 percent stake in Belgacom. The consortium is making available to a Belgian financial partner a 5 percent stake in the consortium. Ameritech's interest in the consortium will be either 35 percent if another financial partner joins the consortium or 36.25 percent without such partner. Closing with the Belgian government is scheduled to occur about April 1, 1996.

     On December 22, 1995, Magyarcom, a company jointly owned by Ameritech and Deutsche Telekom AG, purchased from the Hungarian government additional shares of stock in the Hungarian telephone company, MATAV. MagyarCom increased its investment in MATAV from about 30 percent to 67 percent thereby strengthening management and operating control. MagyarCom paid about $850 million for the additional 37 percent interest with funds provided by Ameritech and Deutsche Telekom AG.

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                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 22, 1995      AMERITECH CORPORATION


                              By /s/ Bruce B. Howat
                                Bruce B. Howat
                                Secretary